CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-209065) of The Alkaline Water Company Inc., of our report dated July 11, 2017 on our audit of the financial statements of The Alkaline Water Company Inc. as of March 31, 2017, and the related statements of operations, stockholders’ deficit and cash flows for the year ended March 31, 2017, which is included in this annual report on Form 10-K.

/s/ AMC Auditing

AMC Auditing
Las Vegas, Nevada
July 14, 2017